termination and release agreement

This Termination and Release Agreement (“Agreement”) is entered into as of this 17th day of October, 2019, by and among Skinvisible, Inc., a Nevada corporation (“Skinvisible”) and Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin”).

WHEREAS, on or about March 26, 2018, Skinvisible entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Quoin, and Quoin Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Skinvisible (“Merger Sub”).

WHEREAS, the Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Quoin (the “Merger”), with Quoin surviving the Merger as a wholly-owned subsidiary of Skinvisible.

WHEREAS, concurrently with the entry into the Merger Agreement, Terry Howlett (Chief Executive Officer of Parent) and Doreen McMorran (Vice President, Business Development & Marketing of Parent) along with Michael Myers (Chief Executive Officer of the Company) and Denise Carter (Chief Operating Officer of the Company) have executed lock-up agreements (the “Lock-Up Agreements”) relating to sales and certain other dispositions of shares of Common Stock or certain other securities for a period of 180 days after the Closing of the Merger.

WHEREAS, In addition, the Merger Agreement also provides that Quoin will execute an agreement with Mr. Howlett, Ms. McMorran and Dr. Roszell (the “Parent Related Party Agreement”) which will provide that within 180 days after the Closing Date the remaining Parent Related Party Indebtedness shall be converted, at the sole election of Quoin, into cash or shares of Quoin Common Stock which are not subject to any contractual restrictions or vesting requirements.

WHEREAS, Mr. Howlett and Ms. McMorran have entered into a Voting and Support Agreement (the “Voting Agreement”), pursuant to which such shareholders have agreed, among other things, to vote all of their Common Shares in favor of the approval of the Merger Agreement at the special meeting of the Parent’s shareholders called to approve the Merger Agreement.

WHEREAS, the Parties now desire to terminate and release each other and otherwise settle, compromise, dispose of, and release with finality, all claims, demands and causes of action, arising out of the Merger Agreement, the Lock-Up Agreements, the Parent Related Party Agreement and the Voting Agreement.

WHEREAS, concurrently with the execution of this Termination of the Merger Agreement, Lock-Up Agreements, Parent Related Party Agreement and Voting Agreements, the Parties have already entered into a License Agreement granting Quoin Pharmaceuticals Inc. global rights to use, make and sell Products based on the Invisicare technology for Licensed Products in the agreed Field

NOW, THEREFORE, in exchange for consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

  Termination. Subject to the terms and conditions of this Agreement, as of the date hereof, the Parties hereby terminate the Agreement and Plan of Merger, the Lock-Up Agreements, the Parent Related Party Agreement, the Voting Agreement (the “Quoin Agreements”) and any and all rights, obligations or duties created thereunder.

  Coordination. The parties agree to take whatever measures are necessary to return to their respective positions as if the Quoin Agreements were never executed. The parties to this Agreement will pay for their own expenses in connection with the Quoin Agreements. For greater certainty, neither party shall be liable to the other for any cost or contractual obligation, nor shall the break-up fee of $300,000 be due and owing under the Quoin Agreements.

  Mutual Release. Except for the obligations set forth in this Agreement, each party hereby releases, remises, acquits and forever discharges any other party to this Agreement and their related or controlled entities, and all of their directors, officers, members, managers, partners, employees, servants, attorneys, assigns, heirs, successors, agents and representatives, past and present, and the respective successors, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent, or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, with respect to, in connection with or arising out of the Quoin Agreements or otherwise.

  It is understood by the parties that the facts with respect to which the foregoing release is given may hereafter turn out to be other than or different from the facts now known to a party or the parties or believed by a party or the parties to be true, and each party therefore expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

  No Assignment. The parties to this Agreement represent and warrant that neither they or their affiliated persons or entities have assigned or transferred any claim or interest herein or authorized any other person or entity to assert any claim or claims on its behalf with respect to the subject matter of this Agreement.

  Non-Disparagement. The parties agree not to make any oral or written statements or otherwise take any action that is intended or may reasonably be expected to disparage the reputation, business, prospects or operations of any other party to this Agreement.

  Confidentiality. The parties agree that they will keep confidential all information and trade secrets of one another or any of its subsidiaries or affiliates and will not disclose such information to any person without written prior approval or use such information for any purpose. It is understood that for purposes of this Agreement the term “confidential information” is to be construed broadly to include all material nonpublic or proprietary information.

  Disclosure: Without limiting any of either Party’s obligations under the Confidentiality Agreement, each Party shall not, and shall not permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any public disclosure regarding this Termination Agreement unless the other Party shall have approved such press release or disclosure in writing
  Cooperation. Each of the parties hereby agree to perform any and all acts and to execute and deliver any and all documents reasonably necessary or convenient to carry out the intent and the provisions of this Agreement.

  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws.

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  Complete Agreement. This Agreement represents the complete agreement among the parties concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral, including the Agreement, the Security Agreements, the Advances, or otherwise; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

  Voluntary Agreement. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The parties acknowledge that they have read and fully understand the terms of this Agreement and have been advised to consult with an attorney before executing this Agreement.

  Successors and Assigns. This Agreement shall be binding and inure to the benefit of the parties hereto, their predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith.

  Counterparts. This Agreement may be executed in counterparts, one or more of which may be facsimiles or electronic, but all of which shall constitute one and the same Agreement. Electronic signatures of this Agreement shall be accepted by the parties to this Agreement as valid and binding in lieu of original signatures.

The parties to this Agreement have executed this Agreement as of the day and year first written above.

SKINVISIBLE, INC. FOR ITSELF AND ON BEHALF OF QUOIN MERGER SUB, INC., ITS WHOLLY OWNED SUBSIDIARY

By: /s/ Terry Howlett

Printed Name: Terry Howlett

Title: President/CEO

QUOIN PHARMACEUTICALS, INC.

By: /s/ Michael Myers

Printed Name: Michael Myers

Title: Chairman/ CEO

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